  EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (the “Agreement”) is dated as of April 13, 2022 (the “Effective Date”), is made by and between Crucial Innovations Corp., a Nevada corporation (“CINV”), on the one hand, and the several individuals that have executed a counterpart signature page (each a “Stockholder,” and collectively, the “Stockholders”), each of which owns shares of capital stock of Eco Equity Limited, a company organized under the laws of England and Wales (“EE UK”). EE UK and the Stockholders are sometimes referred to hereinafter individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, each Stockholder is an equity stockholder of EE UK as listed on Schedule A hereto;

WHEREAS, EE UK owns 100% of the equity interest of Eco Equity Zimbabwe Ltd., a company organized under the laws of Zimbabwe (“EE Zim”);

WHEREAS, the Stockholders desire to exchange their shares of EE UK to CINV in exchange for newly issued shares of CINV as set forth herein; and

WHEREAS, following the Exchange (as defined below), EE UK will become a wholly-owned subsidiary of CINV, and EE Zim will remain a wholly-owned subsidiary of EE UK and will become an indirect subsidiary of CINV.

TERMS AND CONDITIONS

NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

SECTION I EXCHANGE OF SHARES

1.1 On the terms and subject to the conditions set forth in this Agreement, at the Closing (i) the Stockholders will sell, convey, transfer, and assign to CINV, free and clear of all liens, pledges, encumbrances, changes, restrictions or known claims of any kind, nature or description, and CINV will accept from Stockholders, all shares of capital stock of EE UK held by the Stockholders (the “Surrendered Shares”), in the individual amount as set forth on Schedule A, and (ii) in exchange for the transfer of such Surrendered Shares by the Stockholders, CINV will sell, convey, transfer, and assign to Stockholders, and Stockholders will accept from CINV, an aggregate of 42,000,000 newly issued, fully paid and non-assessable shares of common stock of CINV (the “Exchange Shares”) at a ratio of 0.076348096333294 Exchange Shares for each of the Surrendered Shares transferred by the Stockholders as described above (the “Exchange Ratio”) and in the individual amounts as set forth on Schedule A (such exchange referred to herein as the “Exchange”). Upon completion of the Exchange, 100% of the equity interest of EE UK shall be held by CINV.

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1.2 The closing of the Exchange (the “Closing”) shall take place no later than five (5) business days after receipt of signatures to this Agreement representing one hundred percent (100%) of the issued and outstanding shares of EE UK.

1.3 The Surrendered Shares and the Exchange Shares to be exchanged pursuant to Section 1.1 shall be appropriately adjusted to take into account any other stock split, stock dividend, reverse stock split, recapitalization, or similar change in common stock of EE UK or CINV, as the case may be, which may occur between the date of execution of this Agreement and the Closing, as to the Surrendered Shares and the Exchange Shares, as the case may be.

1.4 Certain individual Stockholders of EE UK are entitled to be issued an amount of additional shares of CINV equal to 25% of the Exchange Shares to be issued to such individual Stockholder, and certain other Stockholders of EE UK are entitled to be issued an amount of additional shares of CINV in connection with providing services to EE UK prior to the Closing (collectively, the “Bonus Shares” and, together with the Exchange Shares, the “Issued Shares”), which Bonus Shares shall be issued to the individual Stockholders as set forth on Schedule A hereto together with the Exchange Shares issued to such individual Stockholders at the Closing.

1.5 No certificates or scrip representing fractional shares of CINV shall be issued upon the Exchange, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a holder of shares of CINV. Notwithstanding any other provision of this Agreement, each holder of Surrendered Shares exchanged for Issued Shares in connection with the Exchange who would otherwise have been entitled to receive a fraction of a share of CINV shall in lieu thereof, upon surrender of such Stockholder’s Surrendered Shares (whether in certificate, book entry or other form), receive in cash (rounded to the nearest whole cent), without interest, in an amount equal to such fractional amount multiplied by the last reported sale price of CINV on the OTC Markets Group on the last complete trading day prior to the date of Closing.

1.6 Promptly after the Closing, CINV shall send, or shall cause its transfer agent to send, to each Stockholder, a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of certificates representing the Surrendered Shares of such Stockholder or transfer of book entry shares representing the Surrendered Shares of such Stockholder, and which letter of transmittal will be in customary form and have such other provisions as CINV may reasonably specify) for use in the Exchange. Each holder of Surrendered Shares that are subject to this Agreement shall thereafter solely have the right to receive the Exchange Shares and Bonus Shares, if applicable, hereunder, and hereby waives any rights as a holder of Surrendered Shares other than the right to receive the Exchange Shares and Bonus Shares, if applicable, and any cash in lieu of fractional shares which the holder has the right to receive pursuant to Section 1.5.

SECTION II STOCKHOLDERS REPRESENTATIONS AND WARRANTIES.

Each Stockholder severally, and not jointly, hereby represents and warrants to CINV, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and will be as of the Closing, as follows:

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2.1 Such Stockholder has the right, power, legal capacity, and authority to enter into and perform such Stockholder’s obligations under this Agreement; and no approvals or consents are necessary in connection with it. All of the Surrendered Shares owned by such Stockholder are owned free and clear of all liens, pledges, encumbrances, changes, restrictions, or known claims of any kind, nature, or description.

2.2 The Surrendered Shares owned by such Stockholder will, at the Closing, be validly transferred to CINV free and clear of any encumbrances and from all taxes, liens and charges with respect to the transfer thereof and such Surrendered Shares shall be fully paid and non-assessable with the holder being entitled to all rights accorded to a holder of common stock of EE UK.

2.3 Each such Stockholder has received all the information such Stockholder considers necessary or appropriate for deciding whether to acquire the Issued Shares. Each such Stockholder understands the risks involved in an investment in the Issued Shares. Each such Stockholder further represents that such Stockholder has had an opportunity to ask questions and receive answers from CINV and management of EE UK and EE Zim regarding the business, properties, prospects, and financial condition of CINV, EE UK and EE Zim and to obtain such additional information necessary to verify the accuracy of any information furnished to such Stockholder or to which such Stockholder had access.

2.4 Each such Stockholder has not relied on and is not relying on any representations, warranties or other assurances regarding CINV other than the representations and warranties expressly set forth in this Agreement.

SECTION III CINV REPRESENTATIONS AND WARRANTIES.

CINV hereby represents and warrants to Stockholders, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and will be as of the Closing, as follows:

3.1 CINV is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

3.2 CINV has full power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly executed by CINV and constitutes the legal, valid, binding, and enforceable obligation of CINV, enforceable against CINV in accordance with its terms. The execution and delivery of this Agreement and the consummation by CINV of the transactions contemplated herein do not and will not on the Closing (A) conflict with or violate any of the terms of the articles of incorporation and bylaws of CINV, (B) conflict with, or result in a breach of any of the terms of, or result in the acceleration of any indebtedness or obligations under, any material agreement, obligation or instrument by which CINV is bound or to which any property of CINV is subject, or constitute a default thereunder, other than those material agreements, obligations or instruments for which CINV has obtained consent for the transactions contemplated under this Agreement, (C) result in the creation or imposition of any lien on any of the assets of CINV, (D) constitute an event permitting termination of any material agreement or instrument to which CINV is a party or by which any property or asset of CINV is bound or affected, pursuant to the terms of such agreement or instrument, other than those material agreements or instruments for which CINV has obtained consent for the transactions contemplated under this Agreement, or (E) conflict with, or result in or constitute a default under or breach or violation of or grounds for termination of, any license, permit, or other governmental authorization to which CINV is a party or by which CINV may be bound. No authorization, consent or approval of, notice to, or filing with, any public body or governmental authority or any other person is necessary or required in connection with the execution and delivery by CINV of this Agreement or the performance by CINV of its obligations hereunder, other than filings with the United States Securities and Exchange Commission relating to this Agreement, the issuance of the Issued Shares, and the consummation of the transactions contemplated by this Agreement.

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SECTION IV GENERAL PROVISIONS

4.1 Releases and Waivers of Stockholders. Each Stockholder on its own behalf hereby acknowledges and agrees that the amount of Surrendered Shares set forth on Schedule A represents the entire amount of capital stock of EE UK held by such Stockholder as of the date of this Agreement and as of the Closing. Each Stockholder hereby releases EE UK, EE Zim and JPD Capital UK Limited, a company organized under the laws of England and Wales (“JPD”), and each of their directors, officers, shareholders, employees, managers, affiliates, employees, attorneys and other representatives (collectively, the “Released Parties”) from all obligations, liabilities, and causes of action arising before, on or after the date of this Agreement, out of or in relation to any entitlement which such Stockholder may have with respect to the Surrendered Shares, EE UK, EE Zim and/or JPD. Each Stockholder hereby generally, irrevocably, unconditionally, and completely waives any and all rights under the charter, bylaws, or other organizational documents of EE UK, EE Zim and/or JPD or under any other agreement or instrument in connection with the Exchange.

4.2 Survival. All representations, warranties, covenants, and obligations in this Agreement shall survive until the expiration of the applicable statute of limitation with respect to the underlying claim to which such representation, warranty, covenant, or obligation relates.

4.3 Written Changes. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the Party against which enforcement of the change, waiver, discharge or termination is sought.

4.4 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement shall impair any such right, power, or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence thereto, or of a similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

4.5 Entire Agreement. This Agreement constitutes the entire understanding and agreement of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the Parties with respect hereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

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4.6 Severability. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

4.7 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon and be enforceable by the successors and assigns of the Parties.

4.8 Governing Law. The validity, terms, performance, and enforcement of this Agreement shall be governed and construed by the provisions hereof and in accordance with the laws of the State of Nevada applicable to agreements that are negotiated, executed, delivered and performed in such state.

4.9 Counterparts. This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each Party and delivered to the other Party.

4.10 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments, and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

4.11 Third Party Beneficiaries. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the Parties any rights or remedies under or by reason of this Agreement.

4.12 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

[SIGNATURE PAGES TO FOLLOW]

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CINV SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned has executed and delivered this Share Exchange Agreement as of the date first written above.

CRUCIAL INNOVATIONS CORP.

By:	/s/ Jon-Paul Doran
Name:	Jon-Paul Doran
Title:	CEO

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STOCKHOLDER SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned has executed and delivered this Share Exchange Agreement as of the date first written above.

Print Name of Stockholder

Signature of Stockholder

Stockholder Address (Line 1)

Stockholder Address (Line 2)

Stockholder Email Address

Stockholder Telephone Number

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